SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

Date of report (date of earliest event reported): February 28, 2008

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Amendment of Material Definitive Agreement

On February 28, 2008, Registrant, its wholly owned subsidiary, Kiwibox Media, Inc., and the original three Kiwibox shareholders signed an amendment to their Agreement and Plan of Reorganization, dated February 19, 2007. This Amendment provides that if Registrant raises $1.5 Million in equity funding on or before March 7, 2008, that any and all rights of rescission in favor of the Kiwibox Shareholders will terminate. The Amendment requires that Magnitude dedicate $700,000 to Kiwibox operations and make a payment of $150,000 to the Kiwibox Shareholders out of the $1.5 Million. In addition, the Amendment requires that Magnitude deliver a promissory note, due June 15, 2008, to the Kiwibox Shareholders. If these equity funds are not received by Registrant on or before March 7, 2008, the Kiwibox Shareholders would retain their right of rescission.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.33	Amendment No. 6 to Agreement and Plan of Reorganization, dated as of February 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Date: March 4, 2008	By:	/s/ Edward L. Marney
Edward L. Marney
President and Chief Executive Officer